MarketWise, Inc. Posts Updated Investor Presentation

BALTIMORE, MD, September 24, 2026 -- (GLOBE NEWSWIRE) — MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or “the Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today announced that it has posted an updated investor presentation to its website. The presentation provides an overview of the Company's strategy, recent financial performance, market position, and growth initiatives. It is designed to assist investors, analysts, and other stakeholders in understanding the Company’s business and outlook. The presentation is available on the Company’s investor relations site at https://investors.marketwise.com.

About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.

With more than 25 years of operating history, MarketWise serves a community of millions of free and paid subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s performance and ability to generate cash flow. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including those described in the “Risk Factors” section of the Company’s most recently filed periodic reports on Forms 10-K and 10-Q. The Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

MarketWise Investor Relations Contact
Email: ir@marketwise.com

MarketWise Media Contact
Email: media@marketwise.com